THRIVENT SERIES FUND, INC.

Form N-SAR for

Fiscal Period Ended 6/30/2014

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING

THRIVENT SERIES FUND, INC.

Transactions Effected Pursuant to Rule 10f-3

For the six months ending June 30, 2014

Fund	Trade Date	CUSIP/ISIN	Issuer	144A	Price	Par/ Amount	Issue Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	01/15/2014	71656LAY7	PETROLEOS MEXICANOS	Y	99.252	400,000	3,000,000,000	0.0134%	DEUTSCHE BANK AKTIENGESELLSCHAFT	GOLDMAN, SACHS & CO. DEUTSCHE BANK SECURITIES INC. MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	0.2000
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	02/10/2014	831594AF3	REPUBLIC OF SLOVENIA	Y	99.331	660,000	1,500,000,000	0.0440%	BARCLAYS BANK PLC	GOLDMAN, SACHS & CO. BARCLAYS CAPITAL INC. J.P. MORGAN SECURITIES LLC	0.1250
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	02/10/2014	831594AG1	REPUBLIC OF SLOVENIA	Y	98.247	1,880,000	2,000,000,000	0.0940%	BARCLAYS BANK PLC	GOLDMAN, SACHS & CO. BARCLAYS CAPITAL INC. J.P. MORGAN SECURITIES LLC	0.1750
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	02/12/2014	900123CG3	REPUBLIC OF TURKEY	N	99.026	820,000	1,500,000,000	0.0547%	MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	GOLDMAN SACHS INTERNATIONAL BNP PARIBAS MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	0.07500
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	03/07/2014	22265J102	COUPONS.COM INC.	N	16.00	3,584	10,500,000	0.0342%	MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED	GOLDMAN, SACHS & CO. ALLEN & COMPANY LLC MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED RBC CAPITAL MARKETS, LLC	1.1200

THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	3/20/2014	015398AC4	ALFA SAB DE CV	Y	99.497	200,000	500,000,000	0.0400%	CREDIT SUISSE SECURITIES (EUROPE) LIMITED	GOLDMAN SACHS & CO. CREDIT SUISSE SECURITIES (USA) LLC J.P. MORGAN SECURITIES LLC MORGAN STANLEY & CO. LLC	0.8500
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	04/03/2014	68375Y109	OPOWER INC.	N	19.00	3,048	6,100,000	0.0500%	MORGAN STANLEY & CO. LLC	GOLDMAN SACHS & CO. ALLEN & COMPANY LLC CANACCORD GENUITY INC. COWEN AND COMPANY, LLC MORGAN STANLEY & CO. LLC PACIFIC CREST SECURITIES, INC.	1.3300
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	04/23/2014	67054LAD9	NUMERICABLE GROUP SA	Y	100.000	120,000	1,000,000,000	0.0121%	J.P. MORGAN SECURITIES PLC	GOLDMAN, SACHS & CO. BARCLAYS CAPITAL INC. BNP PARIBAS SECURITIES CORP CREDIT AGRICOLE SECURITIES (USA) INC. CREDIT SUISSE SECURITIES (USA) LLC DEUTSCHE BANK SECURITIES INC. ING FINANCIAL MARKETS LLC J.P. MORGAN SECURITIES LLC MEDIOBANCA BANCA DI CREDITO FINANZIARIO SOCIETA PER AZIONI MORGAN STANLEY & CO. LLC NATIXIS SECURITIES AMERICAS LLC SG AMERICAS SECURITIES, LLC UNICREDIT BANK AG	1.7500
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	04/24/2014	25714PCF3	DOMINICAN REPUBLIC	Y	100.000	720,000	1,250,000,000	0.0576%	J.P. MORGAN SECURITIES PLC.	GOLDMAN, SACHS & CO. J.P. MORGAN SECURITIES LLC	0.1000

THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	05/07/2014	31572UAE6	FIBRIA OVERSEAS FINANCE	N	99.302	136,000	600,000,000	0.0227%	DEUTSCHE BANK AG	GOLDMAN, SACHS & CO. BANCO VOTORANTIM S.A. CITIGROUP GLOBAL MARKETS INC. CREDIT AGRICOLE SECURITIES (USA) INC. DEUTSCHE BANK SECURITIES INC.	0.4500